Exhibit 23.3

February 23, 2012

Dorchester Minerals L.P.
3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimated reserves included in this Annual Report on Form 10-K for the year ended December 31, 2011, including, without limitation, Exhibit 99.2, and to all references to our firm included in this Annual Report.

LAROCHE PETROLEUM CONSULTANTS, LTD.

/s/ Peter R. Laudon
LaRoche Petroleum Consultants, Ltd. Licensed Professional Engineer State of Texas #98603

4600 Greenville Avenue, Suite 160  ●  Dallas, Texas 75206  ●  Phone (214) 363-3337 Fax (214) 363-1608